Heads of Agreement

Thursday 17th August 2000

Parties:
Brocker Technology Limited "Brocker"
and
The Shareholders "The Vendors" of Generic Technology Limited "Generic"
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Brocker wish to acquire all the issued and outstanding shares of Generic and the
Vendors wish to sell these shares, subject to, agreement on commercial terms, any necessary approvals required being obtained, due diligence review being completed, and consideration being passed.

Generic Technology Limited is the ultimate holding company of the Datec Group of companies with technology companies based in Queensland Australia and across the Pacific Islands.

This document records the understanding that exists between the parties. Generic is to be sold as an ongoing concern.

Valuation & Consideration

The consideration to be paid by Brocker is the value established by applying a multiple to the earnings less an allowance for tax (to be determined by tax jurisdiction) result , of 14.5 times based on the audited annual financial accounts of Generic as at December 31st 1999, or some other date that is agreed between the parties.

The audited accounts are to be reconciled to US GAAP. All amounts are in Australian Dollars, unless otherwise specified. The Vendors are to provide audited annual accounts for Generic to Dec 97, Dec 98 and Dec 99.

A due diligence/audit review of Generic is to be conducted by Deloittes , to be engaged by Brocker, to establish and confirm the audited earnings after tax result to which the multiple will apply. The cost of the due diligence will be met by Brocker.

Settlement

Settlement will be by way of:

1 - Cash component to a maximum value of 30% of the consideration (Brocker reserves the right to settle the third, fourth and fifth tranches in free trading Brocker Shares) subject to ongoing profit performance criteria being achieved and

2 - Issuance of Brocker shares for the remainder of the consideration, this being equivalent to 70% of the Consideration, at the date of acquisition, this being 1 September, 2000, or some other date agreed between the parties.



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Brocker will guarantee the face value of the Brocker Shares delivered under it's reserved right (See 1 above) to settle the third, fourth and fifth tranches in free trading Brocker Shares, so that the Vendors are not exposed to any Brocker Share Price fluctuation downwards relating to this particular aspect of settlement. This guarantee will be for a period of 12 months from date of issue of Brocker Stock as settlement of the third, fourth and fifth tranches.

The Vendors have the right, at any time, by issuing a notice to Brocker, to demand that Brocker compulsorily acquire (swap for cash), at face value, any amount of unsold free trading Brocker Shares held by the Vendors, that relate to the Cash Component of a specific tranche settlement, within 12 months of issue of those Brocker Shares. The Vendors' right is extinguished 12 months after issue of the said shares.

Brocker have 30 days from receipt of the Notice from the Vendors, of the requirement to effect payment of the Share for Cash Swap.

Partial Settlement in Cash & Earnout criteria

Any cash to be advanced as partial settlement will be released once audited financial records for the period are completed and signed off by the Brocker Board, subject to the following criteria:

Period/Payment period    Amount                               Earnout criteria
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First Cash Tranche       7.5 % of Consideration,              No Criteria
Acquisition date         (excluding the Datec Fiji portion
                         of the consideration - this is
                         deferred for payment with the
                         third tranche)
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Second Cash Tranche      Maximum 7.5% of Consideration        Once BTG raises
Yet to be determined     (excluding  the Datec Fiji           new Equity on
but within 12 months of  portion of the consideration -       NASDAQ
acquisition date         this is deferred for payment with
                         the fourth tranche) plus
                         interest at 7.5% P.A. from
                         Acquisition date (on cash
                         component balance outstanding)
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Third Cash Tranche       Maximum 7.5% of Consideration        The Third Cash
12 months ending         plus interest at 7.5% P.A. from      Tranche Earnout
31/12/2000               Acquisition date (on the cash        Criteria is
                         component balance outstanding)       applied using the
Due for payment:         plus deferred first tranche          formula of:
30/6/2001                payment of Datec Fiji Component.
                                                              Increase in NPAT
                                                              result of Generic
                                                              of 20% over the
                                                              1999 result, in
                                                              the 12-month
                                                              period ending
                                                              31/12/2000,
                                                              otherwise the
                                                              third tranche is
                                                              held over pending
                                                              the results
                                                              achieved in the
                                                              subsequent
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                                                              2 year period.

                                                              If the performance
                                                              achieved within
                                                              the third tranche
                                                              period is higher
                                                              than the 1999 NPAT
                                                              result but lower
                                                              than the 20%
                                                              increase over the
                                                              1999 NPAT result
                                                              then the following
                                                              payment formula
                                                              will apply:

                                                              (Achieved NPAT
                                                              less Target NPAT)
                                                              divided by (Target
                                                              NPAT less Base
                                                              NPAT)

                                                              Achieved  NPAT =
                                                              actual  NPAT for
                                                              the 12 months
                                                              ending 31/12/2000
                                                              Target NPAT = 120%
                                                              of 1999 NPAT
                                                              Result
                                                              Base NPAT = 1999
                                                              NPAT Result

                                                              Any shortfall
                                                              measured against
                                                              the Third Tranche
                                                              Earnout Criteria
                                                              will be carried
                                                              over to a
                                                              subsequent period,
                                                              with the
                                                              possibility of
                                                              being earned out
                                                              in that future
                                                              period.
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Forth Cash Tranche       Maximum 7.5% of Consideration        The Fourth Cash
12 months ending         plus interest at 7.5% P.A. from      Tranche Earnout
31/12/2001               Acquisition date (on the cash        Criteria is
                         component balance outstanding)       applied using the
Due for payment:         plus deferred second tranche         formula of:
30/6/2002                payment of Datec Fiji Component.
                                                              Increase in
                                                              NPAT result of
                                                              Generic of 44%
                                                              over the 1999
                                                              result, in the
                                                              12-month period
                                                              ending 31/12/2001,
                                                              otherwise the
                                                              fourth tranche
                                                              (and perhaps
                                                              third tranche - if
                                                              it has not already
                                                              been earned out)is
                                                              held over pending
                                                              the results
                                                              achieved in the
                                                              next year.

                                                              If the performance
                                                              achieved within
                                                              the fourth tranche
                                                              period is higher
                                                              than the 1999 NPAT
                                                              plus



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                                                              20% result,
                                                              but lower than the
                                                              44% increase over
                                                              the 1999 NPAT
                                                              result then the
                                                              following payment
                                                              formula will
                                                              apply:

                                                              (Achieved NPAT
                                                              less Target NPAT)
                                                              divided by (Target
                                                              NPAT less Base
                                                              NPAT)

                                                              Achieved NPAT =
                                                              actual NPAT for
                                                              the 12 months
                                                              ending 31/12/2001
                                                              Target NPAT = 144%
                                                              of 1999
                                                              NPAT Result
                                                              Base NPAT = 120%
                                                              of 1999 NPAT
                                                              Result

                                                              Any shortfall
                                                              measured against
                                                              the Fourth Earnout
                                                              Criteria (and
                                                              perhaps the Third
                                                              Tranche Earnout
                                                              Criteria if the
                                                              Third Tranche
                                                              hasn't already
                                                              been earned) will
                                                              be carried over to
                                                              the last Earnout
                                                              period, with the
                                                              possibility of
                                                              being earned out
                                                              in that future
                                                              period.

                                                              Note: The Fourth
                                                              Tranche can be
                                                              earned out in the
                                                              first 12 month
                                                              period as part
                                                              of the Third
                                                              Tranche if a 44%
                                                              increase in NPAT
                                                              (using the 1999
                                                              NPAT result as a
                                                              base) is achieved
                                                              within the first
                                                              12 months ending
                                                              2000.
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Fifth Cash Tranche       Balance of consideration             The Fifth Cash
12 months ending         plus interest at 7.5% P.A. from      Tranche:
31/12/2002               Acquisition date (on cash component
                         balance outstanding)                 This is a catch up
Due for payment:                                              period.
30/6/2002

                                                              Any shortfall in
                                                              performance in the
                                                              third and fourth
                                                              tranche periods,
                                                              will be paid out
                                                              in the fifth
                                                              tranche period,
                                                              so long as a total
                                                              NPAT result -
                                                              obtained from the
                                                              period 1 January
                                                              2000 ending 31
                                                              December
--------------------------------------------------------------------------------


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                                                              2002, delivers a
                                                              NPAT result
                                                              equivalent or
                                                              greater than 264%
                                                              of the 1999
                                                              result.

                                                              In the event that
                                                              the cumulative
                                                              result for the
                                                              period, 1 January
                                                              2000 ending 31
                                                              December 2002,
                                                              does not deliver a
                                                              NPAT result
                                                              equivalent or
                                                              greater than 264%
                                                              of the 1999 NPAT
                                                              result by
                                                              31/12/2002, then
                                                              the actual result
                                                              achieved within
                                                              the third and
                                                              fourth tranche
                                                              periods will
                                                              apply, i.e. if
                                                              there is a
                                                              shortfall it will
                                                              be forfeited.
--------------------------------------------------------------------------------

Brocker have the right to demand the Vendors compulsorily acquire the Datec Fiji Business, at the value of the consideration paid, if the Datec Fiji Business does not meet the Acquisition Performance Criteria. Brocker must exercise this right before 31/12/2002.

Partial Settlement  in Shares

The strike price for the shares to be issued as partial settlement will be the BKI share price at the close of business, on the Toronto Stock Exchange, on the day the Sale and Purchase agreement is signed. The strike price for the BKI stock shall be the greater of $10 CND (Ten Dollars Canadian) or Market Price

The Exchange rate to apply to this transaction will be the average of the buy/sell rates published at the close of business by Westpactrust on the day the Sale and Purchase agreement is signed.

Any dividends declared whilst the shares are in escrow, will be held in trust, until the end of the 12 month hold period.

Restriction on Share trading

Shares issued as partial settlement will be escrowed for 6 months from date of issue, thereafter the Vendors - pooling their interests in BKI Shares, may not sell more than an amount equivalent to 1% of the total BKI shares on issue in the market at the time


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of sale - in any given 3 month  (quarterly)  period. A separate Escrow agreement will be entered into by the parties in relation to this specific aspect of the settlement.

Employment and Governance

Any personal assets currently in the asset register of Generic, will be sold, prior to settlement, and not form part of the assets transferred to the Brocker. Any Shareholder loans or advances will be repaid prior to acquisition.

Michael Ah Koy, Anthony Ah Koy and Krishna Sami are required to sign 3 year employment contract with the company including a 5 year non compete clause.

Employment contracts are to be settled on mutually agreeable terms between the Parties.

Warranty and other matters

Each party will pay their own legal costs in preparation of the Sale and Purchase agreement.

Each party warrants to the best of their knowledge the information being relied upon is fair and accurate.

The shareholders of Generic warrant there has been and will be no reduction in asset value of the company from now until acquisition date.

The shareholders of Generic will jointly and severally provide suitable security to Brocker for the 24 month period post acquisition, to the effect that the net asset value of Generic will not fall below that at the date of acquisition, therefore if the net asset value does become depleted during this period than the shareholders will make good the amount of shortfall. This security could be in the form of an Escrow agreement over a portion of the BKI stock being issued as partial Settlement.

The parties agree to proceed to formal sale and purchase agreements, once the valuation of the net assets has been completed.

The cost of the audit/due diligence review will be at the expense of Brocker unless the shareholders of Generic decide not to complete, in which case the cost of the audit/due diligence review will be borne by the Generic shareholders.

Brocker will be indemnified by the shareholders of Generic from any liability of Generic, whether contingent or not relating to or arising out of any act, omission, obligation, or circumstance undertaken by or imposed on Generic prior to the



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settlement  date which has not been disclosed to the purchaser prior to the date of the signing of this agreement.

The Vendors will procure and maintain for the period at the Vendor's cost from acquisition through to final settlement, or some other period as determined by Brocker's nominated Insurers, Representations and Warranties Liability Insurance.

Brocker will be consulted on all matters of material interest, which affect the company, prior to acquisition. this includes expenditure on all items of capital expenditure and general expenses above $20, 000.

Both parties will keep this information confidential. a press announcement will occur in Canada and the US, once the heads of agreement is signed, stipulating that Brocker has entered into a heads of agreements with Generic, however there will not be general disclosure until the formal contract is signed.

this heads of agreement is subject to the approval of :

o    the Toronto Stock Exchange
o    US SEC
o    board approval by Brocker
o    any other regulatory authority in New Zealand, Canada or the US.

by 18 August, 2000, or an agreed date.

The parties agree with the terms and conditions, by their respective signatures


/s/ Michael Brian Ridgway
--------------------------------------------------------------
For and on behalf of Brocker Technology Group Limited
Michael Brian Ridgway

/s/ [ILLEGIBLE]
--------------------------------------------------------------
For and on behalf of Generic Technology Limited Shareholders

/s/ [ILLEGIBLE]
--------------------------------------------------------------
For and on behalf of Generic Technology Limited Shareholders



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/s/ [ILLEGIBLE]
--------------------------------------------------------------
For and on behalf of Generic Technology Limited Shareholders